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PROXY                                                                   PROXY

                           PLAYBOY ENTERPRISES, INC.

     This Proxy is Solicited on Behalf of The Board of Directors for the
           Annual Meeting of Stockholders to be held on May 12, 1999

        The undersigned hereby constitutes and appoints CHRISTIE A. HEFNER and HOWARD SHAPIRO, and each of them, as Proxies, each with full power of substitution, to vote for the undersigned all of the shares of Class A Common Stock of PLAYBOY ENTERPRISES, INC. registered in the name of the undersigned, as of March 22, 1999, at the annual meeting of stockholders of Playboy Enterprises, Inc. to be held May 12, 1999 and at any and all adjournments of that meeting, upon the following matters, which are more fully described in the Proxy Statement.

        The right to revoke this proxy at any time before it is voted is reserved. When properly executed, this proxy will be voted or withheld in accordance with the specifications made in this proxy. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF MS. HEFNER AND MESSRS. BROOKSHESTER, CHEMEROW, DRAPKIN, ROSENTHAL, ROSENZWEIG AND WOLFSON; "FOR" APPROVAL OF AMENDMENTS TO AND THE RESTATEMENT OF THE 1995 STOCK INCENTIVE PLAN; "FOR: APPROVAL OF AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN; "FOR" APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF PLAYBOY ENTERPRISES INTERNATIONAL, INC.; AND "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

          PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side)

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     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

  [                                                                         ]

1.  Election of Directors: Nominees:                         For All    3.  To approve amendments to      For  Against  Abstain
    D. Bookshester, D. Chemerow, D. Drapkin,    For Withheld Except         the Employee Stock             [ ]    [ ]      [ ]
    C. Hefner, S. Rosenthal,  R. Rosenzweig,     [ ]   [ ]    [ ]           Purchase Plan, as amended,
    B. Wolfson.  To withhold authority to vote                              of Playboy Enterprises, Inc.
    for one or more (but less than all)
    nominees, write such nominee(s) name                                4.  To approve an amendment to     For  Against  Abstain
    below and mark "For All Except".                                        the Restated Certificate of   [ ]    [ ]      [ ]
                                                                            Incorporation of Playboy
    -----------------------------------------                               Enterprises International,
                                                                            Inc., a subsidiary of
2.  To approve amendments to and the            For  Against  Abstain       Playboy Enterprises, Inc.
    restatement of the 1995 Stock                [ ]    [ ]      [ ]
    Incentive Plan, as amended and                                      5.  To ratify the selection of
    restated, of Playboy Enterprises,                                       PricewaterhouseCoopers
    Inc.                                                                    LLP as independent auditors    For  Against  Abstain
                                                                            of Playboy Enterprises, Inc.   [ ]    [ ]      [ ]
                                                                            for the current fiscal year.

Signature(s):                                Dated:                  , 1999
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The signature to this proxy should conform exactly to the name as shown. When shares are held by joint tenant, all such tenants must sign.

The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

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